UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2010

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 17, 2010, the Company adopted the fourth amended and restated certificate of incorporation (the “Certificate of Incorporation”).

The Certificate of Incorporation authorizes 200,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) consisting of 50,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, 40,000,000 shares of Class C Common Stock and 100,000,000 shares of Class D Common Stock.  The Certificate of Incorporation and the Bylaws contain customary provisions including provisions relating to certain approval rights, preemptive rights, restrictions on transfer, rights of first refusal, tag-along rights, drag-along rights and other customary provisions.  The recent amendments to the Company’s certificate of incorporation, among other things, (i) change the Company’s registered agent and registered office, (ii) provide that the levels of compensation for directors and committee members specified in the Company’s Third Amended and Restated Certificate of Incorporation, dated as of July 27, 2010, apply to all non-management directors and (iii) clarify that a director will only be paid one meeting attendance fee per day regardless of the number of board (“Board”) or Board committee meetings attended by such director on a given day.

Specifically, the Certificate of Incorporation changes the registered office of the Company to Corporation Trust Center, 1209 Center Street, Wilmington, Delaware 19801, and the name of the registered agent of the Company in the State of Delaware to The Corporation Trust Company.

Effective as of September 22, 2009, the Company will pay each director who is not an employee of the Company (a “Non-Management Director”) for his or her service on the Board and any Board committee in accordance with the levels of compensation for directors and committee members specified in the Company’s Certificate of Incorporation.  For the avoidance of doubt, the Chairman of the Board (the “Chairman”) will not be considered an employee of the Company for the purposes of the definition of Non-Management Director solely by virtue of holding the office of Chairman.  The Company also will pay each Non-Management Director for attendance in person or by telephone at each regular or special meeting of the Board or Board committee of which such director is a member in accordance with the meeting attendance fee provisions in the Certificate of Incorporation; provided, however, that no director shall be paid more than one meeting attendance fee per day, regardless of the number of regular or special Board or Board committee meetings attended in person or by telephonic conference by such director on such day.  The Company will reimburse each of its directors for all reasonable travel and other out-of-pocket costs and expenses (other than internally allocated costs) relating to his or her attendance at any regular or special meeting of the Board or any Board committee of which such director is a member or otherwise incurred by such director in connection with the performance of his or her duties as a director of the Company.

The foregoing description of the Certificate of Incorporation is qualified in its entirety by reference to the Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders

On October 21, 2010, the Company commenced a written consent solicitation of stockholders, recommending a vote in favor of the adoption of the Certificate of Incorporation.  Final results from the consent solicitation, tabulated as of November 15, 2010, indicate that the Company received more than the requisite number of consents to approve and adopt the Certificate of Incorporation.  Specifically, as of November 15, 2010, 43,726,407 shares representing 79.9% of the 54,721,157 total shares of Common Stock issued and outstanding as of the record date for the consent solicitation (the “Record Date”) were voted in favor of the proposed Certificate of Incorporation, 26,101,766 shares representing 77.4% of the 33,710,902 total shares of Class A Common Stock issued and outstanding as of the Record Date were voted in favor of the proposed Certificate of Incorporation, 4,002,290 shares representing 100% of the shares of Class B Common Stock issued and outstanding as of the Record Date were voted in favor of the proposed Certificate of Incorporation and 13,622,351 shares representing 80.1% of the 17,007,965 total shares of Class C Common Stock issued and outstanding as of the Record Date were voted in favor of the proposed Certificate of Incorporation.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Exhibit Description
3.1	Fourth Amended and Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: November 19, 2010	/s/ Chaitu Parikh
Name: Chaitu Parikh
Title: Executive Vice President and Chief Financial Officer